SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/10
                         RUN DATE: 07/14/10  10:31 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   108

FORM 13F INFORMATION TABLE VALUE TOTAL:   $96,980,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME